Exhibit 99.1

Ladder Capital Corp Reports Results for the Quarter Ended March 31, 2022

NEW YORK--(BUSINESS WIRE)--April 28, 2022--Ladder Capital Corp (NYSE: LADR) (“we,” “our,” “Ladder,” or the “Company”) today announced operating results for the quarter ended March 31, 2022. GAAP income before taxes for the three months ended March 31, 2022 was $17.8 million, and diluted earnings per share (“EPS”) was $0.15. Distributable earnings was $31.5 million, or $0.25 of distributable EPS.

"Our first quarter results demonstrate continued momentum in both originations and earnings. With our large component of fixed-rate unsecured liabilities, we expect to enjoy higher earnings if short-term interest rates continue to rise," said Brian Harris, Ladder’s Chief Executive Officer.

Supplemental

The Company issued a supplemental presentation detailing its first quarter 2022 operating results, which can be viewed at http://ir.laddercapital.com.

Conference Call and Webcast

We will host a conference call on Thursday, April 28, 2022 at 5:00 p.m. Eastern Time to discuss first quarter 2022 results. The conference call can be accessed by dialing (877) 407-4018 domestic or (201) 689-8471 international. Individuals who dial in will be asked to identify themselves and their affiliations. For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern Time on Thursday, April 28, 2022 through midnight on Thursday, May 12, 2022. To access the replay, please call (844) 512-2921 domestic or (412) 317-6671 international, access code 13729319. The conference call will also be webcast though a link on Ladder Capital Corp’s Investor Relations website at ir.laddercapital.com/event. A web-based archive of the conference call will also be available at the above website.

About Ladder

Ladder Capital Corp is an internally-managed commercial real estate investment trust with $6.0 billion of assets as of March 31, 2022. Our investment objective is to preserve and protect shareholder capital while producing attractive risk-adjusted returns. As one of the nation’s leading commercial real estate capital providers, we specialize in underwriting commercial real estate and offering flexible capital solutions within a sophisticated platform.

Ladder originates and invests in a diverse portfolio of commercial real estate and real estate-related assets, focusing on senior secured assets. Our investment activities include: (i) our primary business of originating senior first mortgage fixed and floating rate loans collateralized by commercial real estate with flexible loan structures; (ii) owning and operating commercial real estate, including net leased commercial properties; and (iii) investing in investment grade securities secured by first mortgage loans on commercial real estate.

Founded in 2008 and led by Brian Harris, the Company’s Chief Executive Officer, Ladder is run by a highly experienced management team with extensive expertise in all aspects of the commercial real estate industry, including origination, credit, underwriting, structuring, capital markets and asset management. Members of Ladder’s management and board of directors are highly aligned with the Company’s investors, owning over 10% of the Company’s equity. Ladder is headquartered in New York City with a regional offices in Miami, Florida and Santa Monica, California.

Forward-Looking Statements & Coronavirus Risk

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Ladder believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results, including the impact and aftermath of the COVID-19 pandemic on the Company's business. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in each of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as well as its consolidated financial statements, related notes, and other financial information appearing therein, and its other filings with the U.S. Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Ladder expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.

Ladder Capital Corp Consolidated Balance Sheets (Dollars in Thousands)

	March 31,	December 31,
	2022(1)	2021(1)
	(Unaudited)
Assets
Cash and cash equivalents	$431,762	$548,744
Restricted cash	63,462	72,802
Mortgage loan receivables held for investment, net, at amortized cost:
Mortgage loans receivable	3,857,471	3,553,737
Allowance for credit losses	(32,332)	(31,752)
Mortgage loan receivables held for sale	53,901	—
Real estate securities	662,942	703,280
Real estate and related lease intangibles, net	792,857	865,694
Real estate held for sale	55,412	25,179
Investments in and advances to unconsolidated joint ventures	5,243	23,154
Derivative instruments	234	402
Accrued interest receivable	14,450	13,645
Other assets	68,795	76,367
Total assets	$5,974,197	$5,851,252
Liabilities and Equity
Liabilities
Debt obligations, net	$4,343,311	$4,219,703
Dividends payable	26,763	27,591
Accrued expenses	42,028	40,249
Other liabilities	52,938	50,090
Total liabilities	4,465,040	4,337,633
Commitments and contingencies	—	—
Equity
Class A common stock, par value $0.001 per share, 600,000,000 shares authorized; 128,027,478 and 126,852,765 shares issued and 127,222,831 and 125,452,568 shares outstanding	127	126
Additional paid-in capital	1,815,661	1,795,249
Treasury stock, 804,647 and 1,400,197 shares, at cost	(88,258)	(76,324)
Retained earnings (dividends in excess of earnings)	(214,084)	(207,802)
Accumulated other comprehensive income (loss)	(10,753)	(4,112)
Total shareholders’ equity	1,502,693	1,507,137
Noncontrolling interests in consolidated joint ventures	6,464	6,482
Total equity	1,509,157	1,513,619
Total liabilities and equity	$5,974,197	$5,851,252

(1) Includes amounts relating to consolidated variable interest entities.

Ladder Capital Corp Consolidated Statements of Income (Dollars in Thousands, Except Per Share and Dividend Data) (Unaudited)

	Three Months Ended
	March 31,	December 31,
	2022	2021
Net interest income
Interest income	$56,205	$52,999
Interest expense	47,035	42,411
Net interest income	9,170	10,588
Provision for (release of) loan loss reserves	874	(1,763)
Net interest income (expense) after provision for (release of) loan losses	8,296	12,351
Other income (loss)
Real estate operating income	26,354	24,244
Sale of loans, net	(949)	1,713
Realized gain (loss) on securities	(96)	716
Unrealized gain (loss) on equity securities	14	—
Unrealized gain (loss) on Agency interest-only securities	3	(4)
Realized gain (loss) on sale of real estate, net	29,154	18,611
Fee and other income	7,194	2,767
Net result from derivative transactions	3,135	747
Earnings (loss) from investment in unconsolidated joint ventures	434	373
Total other income (loss)	65,243	49,167
Costs and expenses
Compensation and employee benefits	29,864	10,911
Operating expenses	5,508	4,797
Real estate operating expenses	8,992	6,643
Fee expense	1,988	379
Depreciation and amortization	9,342	9,481
Total costs and expenses	55,694	32,211
Income (loss) before taxes	17,845	29,307
Income tax expense (benefit)	(1,309)	2,236
Net income (loss)	19,154	27,071
Net (income) loss attributable to noncontrolling interests in consolidated joint ventures	(122)	37
Net income (loss) attributable to Class A common shareholders	$19,032	$27,108

Earnings per share:
Basic	$0.15	$0.22
Diluted	$0.15	$0.22

Weighted average shares outstanding:
Basic	124,305,943	123,519,546
Diluted	125,478,001	124,573,705

Dividends per share of Class A common stock	$0.20	$0.20

Non-GAAP Financial Measures

The Company utilizes distributable earnings, distributable EPS, and after-tax distributable return on average equity (“ROAE”), non-GAAP financial measures, as supplemental measures of our operating performance. We believe distributable earnings, distributable EPS, and after-tax distributable ROAE assist investors in comparing our operating performance and our ability to pay dividends across reporting periods on a more relevant and consistent basis by excluding from GAAP measures certain non-cash expenses and unrealized results as well as eliminating timing differences related to securitization gains and changes in the values of assets and derivatives. In addition, we use distributable earnings, distributable EPS and distributable ROAE: (i) to evaluate our earnings from operations because management believes that it may be a useful performance measure for us and (ii) because our board of directors considers distributable earnings in determining the amount of quarterly dividends.

We define distributable earnings as income before taxes adjusted for: (i) real estate depreciation and amortization; (ii) the impact of derivative gains and losses related to the hedging of assets on our balance sheet as of the end of the specified accounting period; (iii) unrealized gains/(losses) related to our investments in fair value securities and passive interest in unconsolidated joint ventures; (iv) economic gains on loan sales not recognized under GAAP accounting for which risk has substantially transferred during the period and the exclusion of resultant GAAP recognition of the related economics during the subsequent periods; (v) unrealized provision for loan losses and unrealized real estate impairment; (vi) realized provisions for loan losses and realized real estate impairment; (vii) non-cash stock-based compensation; and (viii) certain transactional items. For the purpose of computing distributable earnings, management recognizes loan and real estate losses as being realized generally in the period in which the asset is sold or the Company determines a decline in value to be non-recoverable and the loss to be nearly certain. Distributable EPS is defined as after-tax distributable earnings divided by the weighted average diluted shares outstanding during the period.

For distributable earnings, we include adjustments for economic gains on loan sales not recognized under GAAP accounting for which risk has substantially transferred during the period and exclude the resultant GAAP recognition of the related economics during the subsequent periods. This adjustment is reflected in distributable earnings when there is a true risk transfer on the mortgage loan transfer and settlement. Historically, this adjustment has represented the impact of economic gains/(discounts) on intercompany loans secured by our own real estate which we had not previously recognized because such gains were eliminated in consolidation. Conversely, if the economic risk was not substantially transferred, no adjustments to net income would be made relating to those transactions for distributable earnings purposes. Management believes recognizing these amounts for distributable earnings purposes in the period of transfer of economic risk is a reasonable supplemental measure of our performance.

We do not designate derivatives as hedges to qualify for hedge accounting and therefore any net payments under, or fluctuations in the fair value of, our derivatives are recognized currently in our GAAP income statement. However, fluctuations in the fair value of the related assets are not included in our income statement. We consider the gain or loss on our hedging positions related to assets that we still own as of the reporting date to be “open hedging positions.” While recognized for GAAP purposes, we exclude the results on the hedges from distributable earnings until the related asset is sold and the hedge position is considered “closed,” whereupon they would then be included in distributable earnings in that period. These are reflected as “Adjustments for unrecognized derivative results” for purposes of computing distributable earnings for the period. We believe that excluding these specifically identified gains and losses associated with the open hedging positions adjusts for timing differences between when we recognize changes in the fair values of our assets and changes in the fair value of the derivatives used to hedge such assets.

Our investments in Agency interest-only securities and equity securities are recorded at fair value with changes in fair value recorded in current period earnings. We believe that excluding these specifically-identified gains and losses associated with the fair value securities adjusts for timing differences between when we recognize changes in the fair values of our assets. With regard to securities valuation, distributable earnings includes a decline in fair value deemed to be an impairment for GAAP purposes only if the decline is determined to be nearly certain to be eventually realized. In those cases, an impairment is included in distributable earnings for the period in which such determination was made.

Set forth below is an unaudited reconciliation of net income (loss) to after-tax distributable earnings, and an unaudited computation of distributable EPS ($ in thousands, except per share data):

	Three Months Ended
	March 31,	December 31,
	2022	2021
Net income (loss)	$19,154	$27,071
Income tax expense (benefit)	(1,309)	2,236
Income (loss) before taxes	17,845	29,307
Net (income) loss attributable to noncontrolling interests in consolidated joint ventures (GAAP)	(122)	37
Our share of real estate depreciation, amortization and gain adjustments (1)	(6,447)	(3,493)
Adjustments for unrecognized derivative results (2)	(2,453)	(811)
Unrealized (gain) loss on fair value securities	(17)	4
Adjustment for economic gain on loan sales not recognized under GAAP for which risk has been substantially transferred, net of reversal/amortization	1,434	1,003
Adjustment for impairment (3)	874	(1,763)
Non-cash stock-based compensation	20,412	3,427
Distributable earnings	31,526	27,711
Estimated corporate tax benefit (expense)(4)	59	(1,522)
After-tax distributable earnings	$31,585	$26,189
Weighted average diluted shares outstanding	125,478	124,574
Distributable EPS	$0.25	$0.21
(1)

The following is a reconciliation of GAAP depreciation and amortization to our share of real estate depreciation, amortization and gain adjustments presented in the computation of distributable earnings in the preceding table ($ in thousands):

	Three Months Ended
	March 31,	December 31,
	2022	2021
Total GAAP depreciation and amortization	$9,342	$9,481
Less: Depreciation and amortization related to non-rental property fixed assets	(8)	(25)
Less: Non-controlling interests in consolidated joint ventures’ share of accumulated depreciation and amortization and unrecognized passive interest in unconsolidated joint ventures	(301)	(947)
Our share of real estate depreciation and amortization	9,033	8,509
Realized gain from accumulated depreciation and amortization on real estate sold (refer to below)	(15,036)	(11,554)
Our share of accumulated depreciation and amortization on real estate sold (a)	(15,036)	(11,554)
Less: Operating lease income on above/below market lease intangible amortization	(444)	(448)
Our share of real estate depreciation, amortization and gain adjustments	$(6,447)	$(3,493)
(a)

GAAP gains/losses on sales of real estate include the effects of previously-recognized real estate depreciation and amortization. For purposes of distributable earnings, our share of real estate depreciation and amortization is eliminated and, accordingly, the resultant gains/losses also must be adjusted. Following is a reconciliation of the related consolidated GAAP amounts to the amounts reflected in distributable earnings ($ in thousands):

	Three Months Ended
	March 31,	December 31,
	2022	2021
GAAP realized gain (loss) on sale of real estate, net	$29,154	$18,611
Adjusted gain/loss on sale of real estate for purposes of distributable earnings	(14,118)	(7,057)
Our share of accumulated depreciation and amortization on real estate sold	$15,036	$11,554

(2)

The following is a reconciliation of GAAP net results from derivative transactions to our unrecognized derivative result presented in the computation of distributable earnings in the preceding table ($ in thousands):

	Three Months Ended
	March 31,	December 31,
	2022	2021
Net results from derivative transactions	$3,135	$747
Hedging interest expense	336	1,107
Hedging realized result	(1,018)	(1,043)
Adjustments for unrecognized derivative results	$2,453	$811
(3)

The adjustment reflects the portion of the loan loss provision that management determined to be recoverable. Additional provisions and releases of those provisions are excluded from distributable earnings as a result.

(4)	Estimated corporate tax benefit (expense) is based on an effective tax rate applied to distributable earnings generated by the activity within our taxable REIT subsidiaries.

After-tax distributable ROAE is presented on an annualized basis and is defined as after-tax distributable earnings divided by the average total shareholders’ equity and noncontrolling interest in Operating Partnership during the period. The inclusion of noncontrolling interest in Operating Partnership is consistent with the inclusion of income attributable to noncontrolling interest in Operating Partnership in after-tax distributable earnings. Set forth below is an unaudited computation of after-tax distributable ROAE ($ in thousands):

	Three Months Ended
	March 31,	December 31,
	2022	2021
After-tax distributable earnings	$31,585	$26,189
Average shareholders’ equity and NCI in Operating Partnership	1,504,915	1,505,039
After-tax distributable ROAE	8.4%	7.0%

Non-GAAP Measures - Limitations

Our non-GAAP financial measures have limitations as analytical tools. Some of these limitations are:

  distributable earnings, distributable EPS and after-tax distributable ROAE do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and are not necessarily indicative of cash necessary to fund cash needs;
  distributable EPS and after-tax distributable ROAE are based on a non-GAAP estimate of our effective tax rate, including the impact of Unincorporated Business Tax and the impact of our election to be taxed as a REIT effective January 1, 2015, assuming the conversion of all shares of Class B common stock into shares of Class A common stock. Our actual tax rate may differ materially from this estimate; and
  other companies in our industry may calculate non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, our non-GAAP financial measures should not be considered in isolation or as a substitute for net income (loss) attributable to shareholders, earnings per share or book value per share, or any other performance measures calculated in accordance with GAAP. Our non-GAAP financial measures should not be considered an alternative to cash flows from operations as a measure of our liquidity.

In addition, distributable earnings should not be considered to be the equivalent to REIT taxable income calculated to determine the minimum amount of dividends the Company is required to distribute to shareholders to maintain REIT status. In order for the Company to maintain its qualification as a REIT under the Internal Revenue Code, we must annually distribute at least 90% of our REIT taxable income. The Company has declared, and intends to continue declaring, regular quarterly distributions to its shareholders in an amount approximating the REIT’s net taxable income.

In the future, we may incur gains and losses that are the same as or similar to some of the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Contacts

Investors

Ladder Capital Corp Investor Relations
(917) 369-3207
investor.relations@laddercapital.com